AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2007

                                                     Registration No. 333-103917
================================================================================
                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)

                 Idaho                                         82-0505802
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                     Identification Number)
                                 ---------------
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
                                 (208) 388-2200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                 ---------------

    J. LaMont Keen             Darrel T. Anderson           Thomas R. Saldin
       President            Senior Vice President -       Senior Vice President
  and Chief Executive       Administrative Services        and General Counsel
        Officer            and Chief Financial Officer        IDACORP, Inc.
     IDACORP, Inc.                IDACORP, Inc.           1221 West Idaho Street
 1221 West Idaho Street       1221 West Idaho Street     Boise, Idaho 83702-5627
Boise, Idaho 83702-5627     Boise, Idaho 83702-5627           (208) 388-2200
     (208) 388-2200             (208) 388-2200

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                                   Copies to:
                            Elizabeth W. Powers, Esq.
                       LeBoeuf, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                                 ---------------

     Approximate date of commencement of proposed sale to the public: On and after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________________

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / /

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /


================================================================================

PROSPECTUS

                                         Shares
                                  IDACORP, Inc.
                  Dividend Reinvestment and Stock Purchase Plan
                                  Common Stock

         The IDACORP Dividend Reinvestment and Stock Purchase Plan is a simple and convenient method of purchasing IDACORP common stock. The plan is open to:

         o  our common shareholders

         o  residential customers of Idaho Power Company and

         o new investors who may participate by investing between $200 and $20,000.

         Once you are enrolled in the plan, you may:

         o  reinvest dividends on some or all of your common stock

         o purchase additional common stock through cash payments made by check or by automatic monthly withdrawals from a checking or savings account

         o  sell common stock through the plan

         o  deposit common stock certificates for safekeeping

         o  execute certain transactions by telephone or online

         o transfer shares to the existing account of another participant or to a newly-created account of a person not participating in the plan and

         o  purchase shares for the account of another person.

         We will reinvest dividends on all common stock held in your plan account.

         We list our common stock on the New York Stock Exchange under the symbol "IDA." The reported last sale price of our common stock on the New York
Stock Exchange on            , 2007 was $      per share.

         Our executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

         If you are not a current owner of common stock, you may purchase shares through Wells Fargo Investments, LLC. We offer common stock through Wells Fargo Investments, LLC, to the extent required by applicable law in certain jurisdictions.

         Please see "Risk Factors" on page 2 of this prospectus and review the risk factors that we have disclosed in our public filings under the Securities Exchange Act of 1934, as amended. You should also review the documents incorporated by reference in this prospectus for additional information you should consider.

         Please read this prospectus carefully before investing and retain it for future reference. We cannot assure you of a profit or protect you against a loss on the shares of common stock you purchase under the plan.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              , 2007

                                TABLE OF CONTENTS
                                                                         Page

           CHANGES TO THE PLAN.............................................2


           RISK FACTORS....................................................2


           FORWARD-LOOKING INFORMATION.....................................6


           ABOUT IDACORP...................................................8


           DIRECT REGISTRATION.............................................8


           THE PLAN........................................................9

              Purpose of the Plan..........................................9
              Eligibility..................................................9
              Advantages and Disadvantages.................................9
              Administration..............................................10
              Account Forms...............................................11
              Enrollment..................................................12
              Dividend Reinvestment.......................................13
              Optional Cash Payments......................................14
              Changing Your Investment Options............................15
              Investment Period - Source of Shares - Purchase Price.......15
              Expenses to Participants....................................17
              Deposit of Certificates.....................................17
              Share Transfers and Gifts...................................17
              Selling and Withdrawing Shares..............................18
              Termination of Participation................................19
              Certificates for Shares - Accounts..........................20
              Account Access..............................................20
              Account Statements..........................................21
              Other Information...........................................21

           FEDERAL INCOME TAX CONSEQUENCES................................23


           USE OF PROCEEDS................................................25


           DIVIDEND POLICY................................................25


           WHERE YOU CAN FIND MORE INFORMATION............................25


           INFORMATION INCORPORATED BY REFERENCE..........................25


           LEGAL MATTERS..................................................26


           EXPERTS........................................................26

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

         We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

         The information contained in this prospectus, including any information incorporated by reference, is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                               CHANGES TO THE PLAN

         We have amended and restated our Dividend Reinvestment and Stock Purchase Plan. Amendments to the plan include:

         o  changes to reflect our new direct registration system

         o changes in the procedures for electronic fund transfers under the plan and

         o  timing changes.

                                  RISK FACTORS

         Investing in our securities involves risks. You should carefully consider the risks described below as well as those in our filings with the Securities and Exchange Commission referred to below in "Where You Can Find More Information" and "Information Incorporated by Reference" as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2006 contains a discussion of significant risks under the heading "Risk Factors" which could be relevant to your investment in our securities. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

         Reduced hydroelectric generation can reduce revenues and increase costs.

         Idaho Power Company has a predominately hydroelectric generating base. Because of Idaho Power Company's heavy reliance on hydroelectric generation, the weather can significantly affect its operations. When hydroelectric generation is reduced, Idaho Power Company must increase its use of generally more expensive thermal generating resources and purchased power. Through its power cost adjustment in Idaho, Idaho Power Company can expect to recover approximately 90 percent of the increase in its Idaho jurisdictional net power supply costs, which are fuel and purchased power less off-system sales, above the level included in its base rates. The power cost adjustment recovery includes both a forecast and deferrals that are subject to the regulatory process. However, recovery of amounts above forecast in one power cost adjustment year does not occur until the subsequent power cost adjustment year. The non-Idaho net power supply costs are subject to periodic recovery from the Oregon and Federal Energy Regulatory Commission jurisdictional customers.

         Continuing declines in stream flows and over-appropriation of water in Idaho may reduce hydroelectric generation and revenues and increase costs.

         The combination of declining Snake River base flows, over-appropriation of water and drought conditions have led to disputes among surface water and ground water irrigators, and the State of Idaho. Recharging the Eastern Snake Plain Aquifer, which contributes to Snake River flows, by diverting surface water to porous locations and permitting it to sink into the aquifer is one proposed solution to the dispute. Diversions from the Snake River for aquifer recharge may further reduce Snake River flows available for hydroelectric generation and reduce Idaho Power Company revenues and increase costs.

         Changes in temperature and precipitation can reduce power sales and revenues.

         Warmer than normal winters, cooler than normal summers and increased rainfall during the irrigation seasons will reduce retail revenues from power sales.

         If the Idaho Public Utilities Commission, the Oregon Public Utility Commission or the Federal Energy Regulatory Commission grant less rate relief than requested in rate case filings, Idaho Power Company's earnings and cash flows will be reduced.

         If the Idaho Public Utilities Commission, the Oregon Public Utility Commission or the Federal Energy Regulatory Commission were to grant less rate relief than Idaho Power Company requests in its rate case filings, it would have a negative effect on earnings and cash flow and could result in downgrades of IDACORP, Inc.'s and Idaho Power Company's credit ratings.

         Conditions that may be imposed in connection with hydroelectric license renewals may require large capital expenditures and reduce earnings and cash flows.

         Idaho Power Company is currently involved in renewing federal licenses for several of its hydroelectric projects. The Federal Energy Regulatory Commission may impose conditions with respect to environmental, operating and other matters in connection with the renewal of Idaho Power Company's licenses. These conditions could have a negative effect on Idaho Power Company's operations, require large capital expenditures and reduce earnings and cash flows.

         The cost of complying with environmental regulations can reduce earnings and cash flows.

         IDACORP, Inc. and Idaho Power Company are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, natural resources and health and safety. Compliance with these environmental statutes, rules and regulations involves significant capital and operating expenditures. These expenditures could become even more significant in the future if legislation and enforcement policies change. For instance, considerable attention has been focused on carbon dioxide emissions from coal-fired generating plants and their potential role in contributing to global warming. The effects of mercury emissions from coal-fired plants are also being discussed. The adoption of new laws and regulations to implement carbon dioxide, mercury or other emission controls could increase the cost of operating coal-fired generating plants and reduce earnings and cash flows.

         IDACORP, Inc., IDACORP Energy and Idaho Power Company are subject to costs and other effects of legal and regulatory proceedings, settlements, investigations and claims, including those that have arisen out of the western energy situation.

         IDACORP, Inc., IDACORP Energy and Idaho Power Company are involved in a number of proceedings including

         o the California refund proceeding at the Federal Energy Regulatory Commission, which has been partially settled but which has an appeal pending at the U.S. Court of Appeals for the Ninth Circuit

         o a refund proceeding affecting sellers of wholesale power in the spot market in the Pacific Northwest, in which the Federal Energy Regulatory Commission directed that no refunds be paid, but which has an appeal pending before the United States Court of Appeals for the Ninth Circuit

         o efforts by a remaining party, Wah Chang, to reform or terminate contracts for the purchase of power from IDACORP Energy or other parties claiming violations of state and federal antitrust acts and dysfunctional energy markets as the result of market manipulation

         o show cause proceedings at the Federal Energy Regulatory Commission, which have been dismissed in part and settled with most parties but which have been appealed

         o claims pending possible rehearing which have been held in abeyance before the United States Court of Appeals for the Ninth Circuit that the Federal Energy Regulatory Commission-ordered refund period should have been expanded to include a longer time period and

         o the reversal by the United States Court of Appeals for the Ninth Circuit of Federal Energy Regulatory Commission rulings that market-based sellers' transactional reports satisfy the Federal Energy Regulatory Commission's filed-rate doctrine requirements as a means of expanding possible refunds from all sellers of wholesale power, which rulings remain pending before the United States Supreme Court on petitions for writs of certiorari.


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

         To the extent the companies are required to make payments, earnings and cash flows will be negatively affected. It is possible that additional proceedings related to the western energy situation may be filed in the future against IDACORP, Inc., IDACORP Energy or Idaho Power Company.

         Idaho Power Company's business is subject to substantial governmental regulation and may be adversely affected by increased costs resulting from, or liability under, existing or future regulations or requirements.

         Idaho Power Company is subject to extensive federal and state laws, policies and regulations, as well as regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the Environmental Protection Agency, and the public utility commissions in Idaho, Oregon and Wyoming. Some of these regulations are changing or subject to interpretation, and failure to comply may result in penalties or other adverse consequences. Compliance with these requirements directly influences Idaho Power Company's operating environment and may significantly increase Idaho Power Company's operational costs.

         Pending shareholder litigation could be costly, time consuming and, if adversely decided, result in substantial liabilities.

         Two securities shareholder lawsuits consolidated by order dated August 31, 2004 have been filed against IDACORP, Inc. and four of its officers and directors. Securities litigation can be costly, time-consuming and disruptive to normal business operations. Costs below a self-insured retention are not covered by insurance policies. If these lawsuits are resolved against IDACORP, Inc. or settled out of court, the damages or settlement amounts in excess of insurance coverage could have a material adverse effect on the financial position, results of operations or cash flows of IDACORP, Inc.

         Increased capital expenditures can significantly affect liquidity.

         Increases in both the number of customers and the demand for energy require expansion and reinforcement of transmission, distribution and generating systems. If Idaho Power Company does not receive timely regulatory relief, Idaho Power Company will have to rely more on external financing for its future utility construction expenditures. These large planned expenditures may weaken the consolidated financial profile of IDACORP, Inc. and Idaho Power Company. Additionally, a significant portion of Idaho Power Company's facilities were constructed many years ago. Aging equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures. Failure of equipment or facilities used in Idaho Power Company's systems could potentially increase repair and maintenance expenses, purchased power expenses and capital expenditures.

         As a holding company, IDACORP, Inc. does not have its own operating income and must rely on the upstream cash flows from its subsidiaries to pay dividends and make debt payments.

         IDACORP, Inc. is a holding company and thus its primary assets are shares or other ownership interests of its subsidiaries, primarily Idaho Power Company. Consequently, IDACORP, Inc.'s ability to pay dividends and its ability to service its debt is dependent upon dividends and other payments received from its subsidiaries. IDACORP, Inc.'s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to IDACORP, Inc., whether through dividends, loans or other payments. The ability of IDACORP, Inc.'s subsidiaries to pay dividends or make distributions to IDACORP, Inc. depends on several factors, including their actual and projected earnings and cash flow, capital requirements and general financial condition, and the prior rights of holders of their existing and future first mortgage bonds and other debt securities.

         A downgrade in IDACORP, Inc.'s and Idaho Power Company's credit ratings could negatively affect the companies' ability to access capital.

         On November 29, 2004, Standard & Poor's Ratings Services, on December 3, 2004, Moody's Investors Service, and on January 24, 2005, Fitch, Inc. each downgraded IDACORP, Inc.'s and Idaho Power Company's credit ratings. On March 27, 2006, Standard & Poor's Ratings Services revised its general corporate credit rating outlooks for IDACORP, Inc. and Idaho Power Company to negative from stable. These downgrades and any future downgrades of IDACORP, Inc.'s or Idaho Power Company's credit ratings could limit the companies' ability to access the capital markets, including the commercial paper markets. In addition, IDACORP, Inc. and Idaho Power Company would likely be required to pay a higher interest rate on existing short-term and variable rate debt and in future financings.

         Terrorist threats and activities could result in reduced revenues and increased costs.

         IDACORP, Inc. and Idaho Power Company are subject to direct and indirect effects of terrorist threats and activities. Potential targets include generation and transmission facilities. The effects of terrorist threats and activities could prevent Idaho Power Company from purchasing, generating or transmitting power and result in reduced revenues and increased costs.

         Adverse results of income tax audits could reduce earnings and cash flows.

         Outcome of ongoing and future income tax audits could differ materially from the amounts currently recorded, and the difference could reduce IDACORP's and Idaho Power Company's earnings and cash flows.

         Future sales of our common stock in the public market could lower our stock price.

         We may sell additional shares of common stock in public offerings and through director or employee stock option or benefit plans or stock purchase or ownership plans as well as through our dividend reinvestment plan. We cannot predict the size of future issuances of our common stock, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

         The price of our common stock may fall or rise during the period between a request for sale, its receipt by the plan administrator and the ultimate sale in the open market.

         Selling participants should be aware that the price of our common stock may fall or rise during the period between a request for sale, its receipt by the plan administrator and the ultimate sale in the open market. You alone bear the risk that the price may fall or rise during these periods. Therefore, you should evaluate these possibilities when deciding whether and when to sell any shares through the plan.

         The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

         Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

         Our charter and bylaws, rights plan and Idaho law could delay or prevent a change in control that you may favor.

         The terms of some of the provisions in our articles of incorporation and bylaws and provisions of Idaho Business Corporation Act could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

         In particular, the provisions of our amended articles of incorporation and amended bylaws:

         o authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders


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

         o divide the members of our board of directors into three classes having staggered terms, with directors in each class elected to three-year terms

         o limit the shareholders' right to remove directors, fill vacancies and increase or reduce the number of directors

         o regulate how shareholders may present proposals or nominate directors for election at shareholders' meetings and

         o require a supermajority vote of shareholders to amend certain provisions.

         In addition, each share of our outstanding common stock includes one preferred share purchase right. The rights become exercisable after a third party acquires or announces an offer to acquire 20% or more of our stock. The rights, when exercisable, entitle the holder to purchase our A series preferred stock, our common stock or, under some circumstances, common stock of the acquiring company. The rights cause substantial dilution to a person or group that attempts to acquire us on terms our board of directors does not approve and make it significantly more expensive for that person or group to acquire control of us.

         We are subject to the provisions of the Idaho Control Share Acquisition Law and the Idaho Business Combination Law. The Idaho Control Share Acquisition Law is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance. The Idaho Business Corporation Act provides that certain notice and informational requirements and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed "merger or share exchange," as defined in the Idaho Business Corporation Act.

         Statutory and regulatory factors will limit another party's ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

         Even if our board of directors favors a sale of the company, the sale requires approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

                          FORWARD-LOOKING INFORMATION

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. You should read these cautionary statements with the cautionary statements and risk factors included in our most recent Annual Report on Form 10-K and in any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated in this prospectus by reference.

         These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express or involve discussions about expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may result," "may continue" or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

         o changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

         o  changes arising from the Energy Policy Act of 2005

         o litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and settlements that influence business and profitability

         o changes in and compliance with environmental, endangered species and safety laws and policies

         o weather variations affecting hydroelectric generating conditions and customer energy usage

         o over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities

         o construction of power generating, transmission and distribution facilities including inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up

         o operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and transmission

         o impacts from the potential formation of a regional transmission organization or the development of another transmission group and the dissolution of Grid West

         o  population growth rates and demographic patterns

         o market demand and prices for energy, including structural market changes

         o changes in operating expenses and capital expenditures and fluctuations in sources and uses of cash

         o results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by factors such as our credit ratings and general economic conditions

         o actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria

         o  homeland security, natural disasters, acts of war or terrorism

         o market conditions that could affect the operations and prospects of our subsidiaries or their competitors

         o increasing health care costs and the resulting effect on medical benefits paid for our employees

         o performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other post-retirement benefits

         o increasing costs of insurance, changes in coverage terms and the ability to obtain insurance

         o changes in tax rates or policies, interest rates or rates of inflation

         o adoption of or changes in critical accounting policies or estimates and

         o new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

         Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                 ABOUT IDACORP

         We are a successor registrant to, and a holding company owning all of the outstanding common shares of, Idaho Power Company. Idaho Power Company is an electric utility incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power Company is involved in the generation, purchase, transmission, distribution and sale of electric energy in an approximately 24,000 square-mile area in southern Idaho and eastern Oregon, with an estimated population of 943,000. Idaho Power Company holds franchises in 71 cities in Idaho and nine cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 24 counties in Idaho and three counties in Oregon.

         Idaho Power Company owns and operates 17 hydroelectric power plants, two natural gas-fired plants and one diesel powered generator and shares ownership in three coal-fired generating plants. Idaho Power Company relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydroelectric generating base.

         Our other operating subsidiaries are:

         o IDACORP Financial Services, Inc., an investor in affordable housing and other real estate investments

         o Ida-West Energy Company, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978 and

         o IDACORP Energy, a marketer of energy commodities, which wound down operations in 2003.

                               DIRECT REGISTRATION

         We are a participant in the direct registration system. Direct registration is a method of recording stock ownership, which allows stock to be owned, reported and transferred electronically without issuing a physical certificate. As a shareholder you may hold your stock through direct registration, where your stock is registered in your name on our books but there is no stock certificate. Your uncertificated stock has the same rights and privileges as stock evidenced by a physical certificate.

         Direct registration is a free service that:

         o eliminates the risk and cost associated with keeping physical stock certificates

         o eliminates the time and expense associated with replacing lost, stolen or destroyed stock certificates

         o  allows for easier movement of stock and

         o allows you to trade your stock without the delay of handling the physical stock certificates.

         If you hold stock through our direct registration system, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., our transfer agent and registrar, will establish and maintain your direct registration account and provide you with a direct registration statement of ownership reflecting the number of shares of stock registered in your name on our books. Wells Fargo will send you a new statement of ownership each time there is activity in your account.

         Once you begin participation in our direct registration system, any future transactions will be handled through the direct registration system rather than with physical certificates unless you specify otherwise.

         You may send any stock certificates you are currently holding for conversion into our direct registration system by sending the stock certificates to Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., with a request to deposit them into your direct registration account. There is no cost to you for this custodial service. Your certificates should not be endorsed, and we recommend sending your certificates by registered mail, insuring them for 3% of the current market value.

         You may sell your direct registration shares through Wells Fargo at a cost of $10.00 per transaction plus $0.10 per share commission or by electronically transferring the shares to your bank or broker and selling the shares through your bank or broker.

         You may move electronically all or a portion of your direct registration shares to your bank or broker at any time. To do so, provide your bank or broker with a copy of your direct registration account statement.

                                    THE PLAN

Purpose of the Plan

         What is the purpose of the plan?

         The purpose of the plan is to provide our common shareholders, Idaho Power Company residential customers and other investors with a convenient and economical method of investing in our common stock.

Eligibility

         Who is eligible to participate in the plan?

         Any interested investor is eligible to participate in the plan. However, regulations in certain countries may limit or prohibit participation in the plan. If you reside outside the United States and wish to participate in the plan, then you should first determine whether you are subject to any governmental regulations prohibiting your participation.

Advantages and Disadvantages

         What are the advantages of the plan?

         o The plan provides participants with a simple and regular method of purchasing our common stock.

         o Since the plan provides for aggregated purchases of our common stock, brokerage commissions on purchases of shares on the open market should be lower than commissions you would ordinarily pay if you purchased shares directly.

         o Unless you so request, you will not receive any certificates for shares of common stock you purchase under the plan. This relieves you of the responsibility for the safekeeping of multiple certificates and protects you against loss, theft or destruction of stock certificates.

         o You may send your certificated shares of IDACORP common stock to the plan administrator for safekeeping. These shares will participate in the plan. You may also convert your certificated shares to uncertificated form through our direct registration system. See the procedures set forth in "Direct Registration" above.

         o Each quarter, or more frequently if you make optional cash payments or request a plan transaction, you will receive a statement of your plan account, providing a simplified method of record keeping.

         o Full investment of funds is possible under the plan because it permits fractions of shares, as well as full shares, to be credited to your plan account, and dividends are calculated on both full and fractional shares.

         o You may execute certain transactions over the telephone, if you have automated privileges, or online.

         What are the disadvantages of the plan?

         Before deciding whether to participate in the plan, you should consider the following disadvantages of the plan:

         o You will not be able to time precisely your purchases through the plan and will bear the market risk associated with fluctuations in the price of our common stock pending investment of funds under the plan.

         o  You will not earn interest on funds held pending their investment.

         o Your investment of cash dividends will result in your being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. You may have to pay income tax on the dividend even though the dividend is reinvested and does not provide cash to pay the tax.

         o You will not know the actual number of shares of common stock bought for your account until after the applicable investment period.

         o Because the plan administrator will buy shares of common stock for your account at an average price per share, the price paid for your shares on any date may be greater than the price at which shares of our common stock are then trading.

         o Sales of shares of common stock held in your plan account may be delayed. You will bear the market risk pending sale of your shares pursuant to the plan.

         o You may not pledge shares of common stock credited to your plan account unless you withdraw such shares from the plan.

         o Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

Administration

         Who administers the plan?

         Wells Fargo Shareowner Services, a division of Wells Fargo Bank,
N.A., whom we refer to in this prospectus as the plan administrator, administers the plan. The plan administrator is responsible for:

         o enrolling new participants in the plan

         o reinvesting dividends

         o processing optional cash payments

         o processing share sale requests

         o depositing and safekeeping plan shares

         o keeping records

         o processing requests for certificates and

         o issuing account statements.

         You may obtain information about the plan, the plan administrator or your plan account by contacting the plan administrator online, by telephone or in writing.

         The plan administrator is also responsible for purchasing and selling shares of common stock for participants' plan accounts, including the selection of the broker or dealer who makes the purchases and sales. We have no control over the times or prices at which the plan administrator effects transactions in the open market or the selection of the broker or dealer used by the plan administrator to effect open market transactions.

Internet addresses:
General Inquiries: www.wellsfargo.com/shareownerservices
Account Information: www.shareowneronline.com

Telephone/fax number:
Tel: 1-800-565-7890*
Tel: 1-651-450-4064* (outside the United States)
Fax: 1-651-450-4085

*A representative is available Monday through Friday, between the hours of 7:00 a.m. and 7:00 p.m. Central Time. An automated voice response system is available 24 hours a day, 7 days a week.


          Mailing address:                      Certified/Overnight Mail:
            IDACORP, Inc.                             IDACORP, Inc.
c/o Wells Fargo Shareowner Services        c/o Wells Fargo Shareowner Services
            PO Box 64856                        161 North Concord Exchange
       St. Paul, MN 55164-0856                 South St. Paul, MN 55075-1139

         When communicating with the plan administrator about an existing account, you should provide your name, account number and a daytime telephone number. Be sure also to refer to "IDACORP, Inc."

         The plan administrator reserves the right to resign at any time upon reasonable notice to us, and we reserve the right to replace the plan administrator upon reasonable notice.

Account Forms

         What forms do I use to enroll in the plan, make changes to my plan account or request transactions?

         To enroll in the plan, make changes to your plan account or request transactions, you should complete the appropriate account form and return it to the plan administrator. We explain the different forms below. You may obtain these account forms by contacting the plan administrator by telephone or by downloading the forms at www.shareowneronline.com. You should return all forms to the plan administrator.

         Account Authorization Form. An account authorization form is used to enroll in the plan and, at the time of enrollment, select a dividend reinvestment option and, if you choose, authorize automatic monthly withdrawals and/or authorize automated account access. We are enclosing an account authorization form with this prospectus.

         Once you have enrolled in the plan, you may use the account authorization form to:

         o  establish, change or terminate automatic monthly withdrawals

         o  change your address on record

         o  make or change dividend reinvestment elections

         o  authorize automated requests and

         o  authorize direct deposit of dividends.

         Transaction Request Form. A transaction request form is used to change or terminate automatic monthly withdrawals, make optional cash payments, sell plan shares, deposit share certificates, request certificates for plan shares and terminate participation in the plan. A transaction request form is attached to each account statement mailed to participants.

         You may conduct certain transactions by telephone and online without using these account forms. See "Account Access" below.

         Electronic Direct Deposit Form. You may use an electronic direct deposit form or sign up online to authorize the direct deposit of cash dividends which are not being reinvested to your United States bank account. Follow the instructions on www.shareowneronline.com to authorize direct deposit. In the alternative, simply complete an electronic direct deposit form and return it to the plan administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. You may also use the account authorization form to authorize the direct deposit of cash dividends. If your stock is jointly owned, please ensure that all registered owners sign the form.

Enrollment

         How do I enroll in the plan?

         You may enroll in the plan online or by completing an account authorization form and returning it to the plan administrator.

         Online. You may enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information in order to complete the enrollment process. After establishing online account access, you will also be able to view your account online and conduct certain transactions online. See "Account Access" below.

         Mail. You may also enroll by completing an account authorization form and returning it to the plan administrator at the address set forth above under "Administration." You may obtain an account authorization form at any time by going online or by contacting the plan administrator at the address or telephone number stated above under "Administration."

         In addition to the enrollment procedures described above, interested investors who are not already common shareholders of record must make an initial investment. See below for more information about this initial investment.

         Are there any additional enrollment requirements for investors who are not already common shareholders?

         Yes, if you are not a common shareholder of record, you must make an initial investment and pay a $10 enrollment fee in order to enroll in the plan. The size of the initial investment depends on whether or not you are a residential customer of Idaho Power Company.

         If you are a residential customer of Idaho Power Company, you may enroll by sending the plan administrator a completed account authorization form along with a check for at least $10 but not more than $20,000, plus the $10 enrollment fee.

         If you are not an Idaho Power Company residential customer, you may enroll by sending the plan administrator a completed account authorization form along with a check for at least $200 but not more than $20,000, plus the $10 enrollment fee. If you authorize automatic monthly withdrawals from a bank account, we will waive the initial investment. You will need to send a check in the monthly withdrawal amount and the $10 enrollment fee to the plan administrator. For more information about automatic electronic funds transfer, please see "Optional Cash Payments."

         The plan administrator will make every effort to process your investment in the next investment period, provided that it receives the funds no later than two business days prior to the investment period. Otherwise, the plan administrator holds cash for investment in the next investment period. See "Optional Cash Payments" for information about sending checks to the plan administrator.

         How do I participate if my common shares are held for me in the name of my bank or broker?

         Beneficial owners whose shares are registered in names other than their own, as for example in the name of a broker, bank nominee or trustee, have three ways to participate in the plan.

         o by having at least one of their common shares registered in their own names

         o by making arrangements for participation with the broker or fiduciary institution in whose name the stock is registered without having to transfer any shares into their own names, if the broker or fiduciary institution agrees to provide such service. In this case, it is the broker or fiduciary institution that becomes the participant in the plan or

         o by completing an account authorization form and making the initial investment that is required for investors who are not already common shareholders.

Dividend Reinvestment

         How does dividend reinvestment work?

         The plan administrator will reinvest dividends on all shares held in your plan account, including any shares that you deposit for safekeeping.

         You have the three following investment options on shares registered in your name:

         o Full Dividend Reinvestment. The plan administrator reinvests dividends on all shares of common stock registered in your name.

         o Partial Dividend Reinvestment. The plan administrator reinvests dividends on only the number of shares of common stock registered in your name that you specify on the authorization form. We pay the dividend on the rest of the shares to you by check or, if you prefer, by electronic deposit directly to your United States bank account.

         o Optional Cash Payments Only. We pay dividends on all shares of common stock registered in your name by check or, if you prefer, by electronic deposit directly to your United States bank account. You make optional cash payments when you so choose. You may also make optional cash payments if you have elected full or partial dividend reinvestment.

         Does it matter whether I hold shares in certificate form or through direct registration?

         No. If you elect full dividend reinvestment, dividends on all your shares whether held in certificate form or through direct registration, will be reinvested. If you elect partial dividend reinvestment, dividends on the number of shares you specify will be reinvested.

         When will dividend reinvestment begin?

         If the plan administrator receives your properly completed account authorization form at least two business days before the record date for a dividend, the plan administrator will begin reinvestment with that dividend.

         May I have cash dividends that are not being reinvested deposited directly into my United States bank account?

         Yes, you may have cash dividends that are not being reinvested deposited directly to your United States bank account. Follow the instructions on www.shareowneronline.com to authorize direct deposit. In the alternative, simply complete an electronic direct deposit form and return it to the plan administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. You may also use the account authorization form to authorize the direct deposit of cash dividends. If your stock is jointly owned, please ensure that all registered owners sign the form.

         You may obtain an electronic direct deposit form by contacting the plan administrator.

Optional Cash Payments

         How do I make optional cash payments?

         After enrolling in the plan, you may make optional cash payments by authorizing automatic monthly withdrawals from your bank account or by sending a check to the plan administrator at any time. You may vary your optional cash payments from a minimum of $10 per payment up to a maximum of $20,000 per month.

         Check. When making optional cash payments by check, you must include a completed transaction request form. The plan administrator attaches transaction request forms to your account statements. You may also obtain transaction request forms by contacting the plan administrator.

         You should make your check payable to "Shareowner Services" and include your account number on your check. Be sure also to refer to "IDACORP, Inc." on the face of the check. You should mail your check directly to the plan administrator at the address set forth above under "Administration." Do not mail checks to IDACORP, Inc. The plan administrator will not accept cash or third party checks.

         The plan administrator will make every effort to process your payment in the next investment period. If the plan administrator receives the payment at least one business day before the dividend payment date or, in any month in which dividends are not paid, one business day before the 25th day of the month or, if the 25th day of the month is not a trading day, the next business day, the payment will be invested during the next investment period. Otherwise, the plan administrator holds cash payments for investment in the next investment period.

         You will not earn interest on any cash payments held pending their investment into common stock.

         Your check must be in U.S. dollars and drawn on a United States bank. If you live outside the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, the plan administrator is unable to accept checks through a non-United States bank.

         You may obtain a refund of any cash payment upon request if the plan administrator receives the request on or before the second business day prior to the date on which it is to be invested. However, the plan administrator will not make any refunds until it has actually collected the funds from your check.

         Automatic Electronic Funds Transfer. You may also make optional cash payments by authorizing automatic monthly withdrawals from a designated United States bank account. With automatic monthly withdrawals, your bank account is debited four business days before the beginning of the next investment period.

         You will not receive any confirmation of the transfer of funds other than as reflected in your quarterly plan account and in your bank account statements.

         To authorize automatic monthly withdrawals from a bank account, you should complete the appropriate section of the account authorization form and return it to the plan administrator together with a voided blank check for checking accounts or deposit slip for savings accounts or make the election online at www.shareowneronline.com.

         The plan administrator must receive any request to change or discontinue automatic monthly withdrawals at least seven (7) business days prior to the beginning of the next investment period in order for the election to become effective for that date.

         Uncollected Optional Cash Payments. In the event that any check or any automatic electronic funds transfer is returned unpaid for any reason, the plan administrator will consider the request for investment of such money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. The plan administrator shall then be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the plan administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance. The plan administrator will also charge a returned funds fee for an optional cash payment returned unpaid for any reason, whether the investment was made by check or by attempted automatic electronic funds transfer from a bank account. This fee will be collected by the plan administrator through the sale of the number of shares necessary to satisfy the fee from the participant's plan account.

         Investment of Pending Optional Cash Payments. The plan administrator may invest the collected funds in its possession during the period that an optional cash investment is pending. The plan administrator may invest the funds in any money market mutual funds registered under the Investment Company Act, including those of an affiliate of the plan administrator or funds for which the plan administrator or any of its affiliates provides management advisory or other services. The money market mutual funds in which the plan administrator may invest consist entirely of (i) direct obligations of the United States of America or (ii) obligations fully guaranteed by the United States of America. The plan administrator bears the risk of loss with respect to such investments and the plan administrator will retain any investment income from such investments.

Changing Your Investment Options

         May I change my investment options under the plan?

         Yes, you may change your investment options at any time by contacting the plan administrator by telephone, making the request online or completing and returning an account authorization form.

Investment Period - Source of Shares - Purchase Price

         When will funds be invested under the plan?

         The plan administrator will invest funds monthly under the plan as follows:

Reinvested Dividends

Type of
Purchase                                     Investment Period
---------------------    -------------------------------------------------------
Original issue           On the dividend payment date for the common stock -
stock                    generally the last day of February and the 30th day of
                         May, August and November.

Open market              Within 30 days after the dividend payment date. The
purchases                plan administrator will determine the exact time of
                         open market purchases.

Initial Investments and Optional Cash Payments

Type of
Purchase                                     Investment Period
---------------------    -------------------------------------------------------
Original issue           On the dividend payment date for the common stock -
stock                    generally the last day of February and the 30th day of
                         May, August and November, and on the 25th day of the month in any month in which we do not pay dividends. If the 25th day of the month is not a trading day, on the following trading day.

Open market              Within 30 days after the dividend payment date or the
purchases                25th day of the month in any month in which we do not
                         pay dividends. The plan administrator will determine the exact time of open market purchases.

         If for any reason purchases are not made within 35 days, the plan administrator will return your uninvested funds to you. You will not earn any interest on funds held for investment by the plan administrator.

         What are the sources of common stock for the plan?

         We decide on the source of common stock for the plan. If we choose open market stock, the plan administrator will purchase common stock on the open market. If we use original issue or treasury stock for the plan, the plan administrator will purchase the common stock from us.

         Subject to certain limitations, the plan administrator has full discretion regarding open market purchases. This discretion includes, but is not limited to, determining:

         o  the number of shares, if any, to be purchased on any day

         o  the time of day to purchase shares

         o  the price paid for such shares

         o the markets on which such shares are purchased, including on any securities exchange, on the over-the-counter market or in negotiated transactions and

         o the persons, including other broker-dealers who may be affiliated broker-dealers, from or through whom such purchases are made.

         The plan administrator, in its sole discretion, has the right to purchase original issue stock directly from us if the plan administrator cannot make all necessary open market purchases within the investment period. The plan administrator has this right even if we have directed that the shares be purchased in the open market.

         How many shares will be purchased for me?

         The number of shares purchased will depend on the dollar amount you are investing and the price of the common stock. The plan administrator will credit your plan account with the number of shares, computed to three decimal places, equal to the total dollar amount invested, less brokerage commissions, divided by the weighted average price per share paid to buy the shares.

         You may not direct the plan administrator to purchase a specific number of shares.

         What is the price of common stock purchased under the plan?

         The price of common stock purchased on the open market will be the weighted average price, including brokerage commissions, paid by the plan administrator to buy the stock during that investment period.

         The price of common stock purchased directly from us will be the average of the reported high and low sales prices as reported on the consolidated transaction reporting system on the date of purchase.

Expenses to Participants

         Although we pay all costs of administering the plan, you will incur expenses in connection with purchases and sales for your plan account.

Initial Enrollment Fee
     Enrollment fee.................................................$10.00 if you are not a
                                                                    common shareholder of record

Purchase Fees
     Purchase Commission............................................$0.04 per share for shares purchased on the open market

Sales Fees
     Service Fee....................................................$10.00 per transaction
     Sales Commission...............................................$0.10 per share

Fee for Returned Checks or Rejected Automatic Bank Withdrawals......$25.00 per item or occurrence

Prior Year Duplicate Statements.....................................$15.00 per year

Deposit of Certificates

         May I deposit certificated shares in my plan account?

         Yes, you may, at no cost to you, deposit into your plan account certificates representing shares of our common stock, whether or not the shares were acquired under the plan.

         Share certificates deposited with the plan administrator are credited to your plan account and are treated as if acquired under the plan, with all dividends being reinvested. You are responsible for maintaining your own records on the cost basis of certificated shares deposited with the plan administrator.

         To do so, send your certificates to the plan administrator accompanied by the transaction request form attached to your account statement. Do not endorse the certificates or complete the assignment section on the back of the certificates. We recommend that you use registered mail to send your certificates to the plan administrator, insuring the certificates for 3% of the current market value of the stock represented thereby. In any case, you bear the full risk of loss, regardless of the method used to deliver the certificates to the plan administrator, in the event the certificates are lost.

         Depositing shares into your plan account is different from direct registration. In direct registration, your shares are not part of the plan and dividends are not reinvested, unless you indicate that you want your shares to participate in the plan.

Share Transfers and Gifts

         May I transfer plan shares to another person?

         Yes, you may transfer plan shares to another person, subject to compliance with applicable laws. To do this, you must complete and sign a stock power and return the completed executed stock power to the plan administrator. Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You may obtain a stock power form online or by contacting the plan administrator by telephone.

For further instructions relating to the transfer of plan shares to another person, contact the plan administrator.

         May I purchase shares for others?

         Yes, you may purchase shares of common stock for others by making cash investments on their behalf.

         If the recipient is not already a participant in the plan, you must have the recipient complete an account authorization form and submit the completed form and the following to the plan administrator:

         o  an enrollment fee and

            o an initial investment of $10 if the recipient is a residential customer of Idaho Power Company or

            o an initial investment of $200 if the recipient is not a residential customer of Idaho Power Company.

         If the recipient is already a participant in the plan, you may submit a check of at least $10 with the recipient's account number and name on it. Be sure to refer to "IDACORP, Inc." on the face of the check.

Selling and Withdrawing Shares

         How may I sell shares held in my plan account?

         You may request at any time that the plan administrator sell some or all of the shares held in your plan account by completing a transaction request form or submitting a written request, which includes your name, account number and references "IDACORP, Inc." Remember to sign your name as it appears on your account whenever you submit written instructions to the plan administrator. All registered owners must sign.

         You may sell plan shares by telephone or online if (i) the current market value of the shares requested to be sold is $25,000 or less, (ii) you have a United States bank account and (iii) you have previously authorized automated account privileges. These limitations are set to help protect against unauthorized sales. In addition, the plan administrator has the right, for any reason, at its sole discretion and at any time, to decline to process a telephone or online sale request and in its place require written submission of the sale request.

         The plan administrator will make every effort to process your sale order on the next trading day following receipt of your properly completed request, provided that the plan administrator receives your instructions before 5:00 p.m. central time. Sale requests involving multiple transactions may experience a delay. The plan administrator will not be liable for any claim arising out of a failure to sell stock on a certain date or at a specific price. You bear this risk by participating in the plan.

         The plan administrator will mail the proceeds from the sale of the shares, less applicable brokerage commissions and service fees, to you after the settlement of the sale. You may instead have the proceeds deposited directly into your United States bank account as indicated on the bottom portion of the transaction request form. If you request that the net proceeds be automatically deposited to a bank account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have all account holders' signatures medallion guaranteed by an eligible financial institution. The plan administrator will not honor requests for automatic deposit of sale proceeds that are not accompanied by the required documentation and will instead pay the net proceeds by check to the registered account holders.

         If you sell all the shares in your account, the plan administrator will terminate your participation in the plan. If you sell fewer than all the shares, you will continue to participate in the plan, unless you choose to terminate. However, the plan administrator may terminate your participation in the plan if you do not hold at least one full share in your name in the plan.

         The plan administrator is authorized, in its sole discretion, to choose any broker-dealer, including an affiliated broker-dealer, to make sales of shares by plan participants. The plan administrator will furnish you the name of the registered broker-dealer used to sell your shares within a reasonable time upon written request.

         May I withdraw shares from my plan account without terminating participation in the plan?

         Yes, you may withdraw any number of whole shares held in your plan account at any time. You may request a withdrawal by completing a transaction request form and returning it to the plan administrator or, if the current market value of the shares to be issued is $50,000 or less, by making the request over the telephone. The plan administrator will transfer your whole plan shares into your direct registration account and issue a direct registration statement to you, unless you specifically request a stock certificate. For more information, see "Direct Registration" above.

         What happens when I sell or transfer all of the shares registered in my name?

         If you sell all shares of common stock registered in your name, the plan administrator will, unless you instruct otherwise, continue to reinvest the dividends on the shares credited to your plan account.

         If you transfer all shares of common stock registered in your name into a new registration, the plan administrator will not automatically transfer the plan account to the new registration. You must contact the plan administrator to request a transfer of plan shares.

Termination of Participation

         When and how may I close my plan account?

         Your participation in the plan is entirely voluntary. You may terminate your participation at any time by submitting a transaction request form with the appropriate information or by submitting a written request to the plan administrator, which must include your name, account number and a reference to "IDACORP, Inc." You may also terminate your participation in the plan by telephone.

         The plan administrator will process termination requests promptly. If the plan administrator receives your termination request on or after the dividend record date but before the dividend payment date, the plan administrator will process your termination request as soon as practicable and mail a separate dividend check to you. We will not reinvest any future dividends unless you re-enroll in the plan.

         In addition, the plan administrator must receive requests to terminate automatic monthly withdrawals from a bank account at least seven (7) business days prior to the beginning of the next investment period in order for the request to become effective before the next optional cash investment.

         Upon termination of your participation in the plan, unless you have requested that some or all plan shares be sold, the plan administrator will transfer your whole plan shares to your direct registration account and issue a direct registration statement to you, unless you specifically request a stock certificate. The plan administrator will also issue you a check for any fractional share, less any applicable brokerage commissions and service fees. For more information, see "Direct Registration" above.

         If you so request, the plan administrator will sell some or all plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check for the proceeds from the sale, less any applicable brokerage commissions and service fees.

         If I terminate participation, may I re-enroll in the plan?

         Generally, you may re-enroll in the plan at any time. However, we and the plan administrator reserve the right to reject an authorization form on any grounds, including excessive enrollment and termination. We reserve the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan.

Certificates for Shares - Accounts

         Will I receive certificates for shares purchased in the plan?

         No. The plan administrator holds the shares purchased for you in your plan account. This service protects against loss, theft or destruction of stock certificates.

         In whose name will accounts be maintained?

         Your plan account will be maintained in the name or names which appear on our shareholder records or in the name that you indicate on the account authorization form.

         If you transfer shares to a direct registration account, that account will be maintained in the name or names which appear on our shareholder records.

         If you request certificates, the certificates will be registered in the name or names in which the account is maintained. If you request in writing, certificates can be registered and issued in names other than the account name, provided that your signature on the request is medallion guaranteed by a financial institution or a brokerage firm that is a member of the medallion signature guarantee program.

Account Access

         May I execute transactions by telephone?

         Yes, in order to conduct transactions by telephone, you will need to authorize automated privileges for your account and select a personal identification number for security purposes. You may establish automated privileges by telephoning Wells Fargo Shareowner Services. After you have authorized automated privileges, you will be able to:

         o  change your dividend reinvestment option

         o change the dollar amount of or terminate automatic monthly withdrawals from your bank account

         o request a certificate for all or a portion of your whole plan shares, if the current market value of the shares to be issued is $50,000 or less and

         o sell all or a portion of your plan shares, if the current market value of shares to be sold is $25,000 or less and you have a United States bank account.

         May I view my account information and execute transactions online?

         Yes, you may view your account balance, stock values, dividend information, reinvestment details and other helpful information at www.shareowneronline.com. The plan administrator maintains this internet web site. You may also use online access to:

         o  enroll in the plan

         o  change your dividend reinvestment option

         o authorize, change or terminate automatic monthly withdrawals from your bank account

         o sell all or a portion of your shares, if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access and

         o  update your personal information.

         How do I establish online access?

         You may establish online access or enroll in the plan online by going to www.shareowneronline.com and following the instructions for online access enrollment. Participation in the plan through the plan administrator's online services is voluntary.

         New Investors: Go to www.shareowneronline.com and click on the box titled "Purchase Shares from a Direct Purchase Plan." Next, simply follow the instructions found on the "First Time Visitor New Investor Select a Company" page.

         Current Participants and Registered Shareholders: Go to www.shareowneronline.com and click on the box titled "First Time Visitor Sign Up." Next, simply follow the instructions found on the "First Time Visitor New Member Registration" page.

         Once you have successfully established online access, you will receive an e-mail notifying you that your account information is available. You will also receive a confirmation in the mail unless you were not a shareholder.

Account Statements

         What kind of reports will I receive from the plan administrator?

         The plan administrator maintains an account for each plan participant and sends account statements to each participant as soon as practicable after each quarterly dividend reinvestment, after each optional cash investment and after any transfer, sale, deposit or withdrawal of plan shares.

         The account statements provide you with records of your purchases and sales and should be retained for tax purposes. The plan administrator charges a fee of $15 per year to supply historical statement information.

         In addition, you will receive copies of all communications sent to our holders of our common stock, including the annual report, the notice of annual meeting and proxy statement, and any reports or informational statements required by the Internal Revenue Service.

         Shares of common stock credited to your plan account are subject to escheat to the state in which you reside in the event such shares are deemed, under such state's laws, to have been abandoned by you. You should therefore notify the plan administrator promptly in writing of any change of address. Account statements and other communications will be addressed to you at your last address on record with the plan administrator.

Other Information

         What happens if IDACORP issues a stock dividend, declares a stock split or has a rights offering?

         The plan administrator will credit your plan account with any shares distributed as a stock dividend or stock split on shares in your plan account. Stock dividends or splits on shares registered in your own name but which are not held in your plan account will be mailed directly to you or credited to your direct registration account.

         If you send a request to sell shares or a notice of termination to the plan administrator between the record date and the payment date for a stock distribution, the plan administrator will not process your request until the stock distribution is credited to your account.

         If we have a rights offering, the plan administrator will sell the rights on the open market and credit your plan account with the net proceeds of the sale. The net proceeds will then be invested as an optional cash payment.

         A rights offering referred to in this question is not related to the preferred share purchase rights attached to the common stock.

         How do I vote my shares at meetings of shareholders?

         You will receive a proxy card for the whole shares credited to your plan account combined with those common shares you hold that are not credited to your plan account but that are registered in your name. You may vote your shares as described in the proxy statement accompanying the proxy card.

         May I pledge shares credited to my plan account?

         No. You may not pledge shares in your plan account. If you want to pledge these shares, you must request that a certificate representing the whole shares you hold in the plan be issued in your name. You or your broker may also request a transfer of these shares to a brokerage account by completing the transaction request form attached to your plan account statement.

         What are the responsibilities of IDACORP and the plan administrator under the plan?

         We, the plan administrator and any broker-dealer selected by the plan administrator to make purchases and sales pursuant to the plan will not be liable under the plan for any act or failure to act done in good faith in administering the plan. This includes, but is not limited to, any claims of liability relating to:

         o the failure to terminate your account upon your death prior to receiving written notice of your death

         o the prices at which or the times when common stock is purchased or sold or

         o  any changes in the market value of our common stock.

         The plan administrator acts solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of this plan, and no implied duties, fiduciary or otherwise, shall be read into this plan.

         The plan administrator undertakes to perform the duties that are described in this prospectus only. No implied covenants or obligations shall be read into this plan with respect to us or the plan administrator.

         In the absence of negligence or willful misconduct on its part, the plan administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment it made in performing its duties under the plan. The plan administrator never shall be liable for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits. This is so even if the plan administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

         The plan administrator shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. Also, the plan administrator shall not be obligated to take any legal action under this plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

         The plan administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including

         o  acts of God, such as earthquakes, fires or floods

         o  wars and civil or military disturbances

         o  sabotage

         o  epidemics

         o  riots

         o  interruptions, loss or malfunctions of utilities

         o  computer, hardware or software, or communications services

         o  accidents

         o  labor disputes and

         o  acts of civil or military authority or governmental actions.

However, the plan administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         This immunity does not relieve us or the plan administrator of any liability for violations of applicable federal securities laws.

         We and the plan administrator cannot assure you of a profit or protect you against a loss on shares purchased under the plan.

         Who interprets and regulates the plan?

         Our board of directors interprets and regulates the plan.

         Can IDACORP change or terminate the plan?

         We may change the terms of the plan, including any fees, or terminate the plan at any time. We will notify you of any material changes to the plan.

                                     * * * *

                         FEDERAL INCOME TAX CONSEQUENCES

         The following description is only a summary of certain federal income tax consequences of participation in the plan and does not purport to be a complete description of all federal income tax consequences of participation in the plan. The discussion below is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, administrative rulings and court decisions, as in effect on the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect.

         This summary does not address all aspects of U.S. federal income tax law that may be relevant to participants in the plan in light of their individual circumstances and does not deal with taxpayers subject to special treatment under U.S. federal income tax laws. Accordingly, plan participants should consult with their own tax advisors with respect to the federal, state and local tax consequences of participation in the plan in light of their particular circumstances as well as any consequences arising under U.S. federal estate or gift tax laws. Additionally, the taxation of foreign shareholders is complicated, and, except as noted, is not discussed in this prospectus. Accordingly, plan participants that are not U.S. persons should also consult with their own tax advisors with respect to the foreign tax consequences of the plan.

         With respect to reinvested cash dividends used to purchase authorized but unissued shares or treasury shares of common stock from us, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares, including fractional shares, of common stock purchased with such reinvested cash dividends on the stock dividend payment date. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

         With respect to reinvested cash dividends used to purchase shares of common stock on the open market or through negotiated transactions, a participant will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividends reinvested. This distribution will be treated as dividend income to the participant to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes, and as reported as such on Form 1099-DIV. The participant's basis in the shares so purchased will be equal to the amount treated as a dividend distribution to such participant, plus any brokerage commissions and fees, service charges and applicable taxes, if any, paid by the participant to obtain the shares.

         A participant who purchases common stock with optional cash payments will recognize no income upon such purchase. The basis of shares purchased in this manner will be the amount of the optional cash investment plus any brokerage commissions paid by the participant to obtain the shares.

         Additionally, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on your behalf, where plan common shares are purchased on the open market, if any, are to be treated as a distribution to you which is subject to income tax in the same manner as dividends. Any such amounts should be added to your bases in the shares so purchased.

         The full amount of dividend income is generally taxable to a participant as ordinary income, except that in the case of a corporate shareholder such participant is eligible for a dividends received deduction equal to (i) 70% of the dividends received if the corporate shareholder owns less than 20% of the voting power and value of our outstanding stock, other than non-voting, non-convertible, non-participating preferred stock, or (ii) 80% of the dividends received if the corporate shareholder owns 20% or more of the voting power and value of our outstanding stock, other than any non-voting, non-convertible, non-participating preferred stock. The dividends received deduction for corporate shareholders is subject to certain holding period, taxable income and other limitations. With respect to participants that are individuals, for taxable years through December 31, 2010, dividend income may be eligible for the reduced maximum Federal tax rate of generally 15%, currently 5% for individuals in lower tax brackets, to the extent that certain requirements are satisfied.

         A participant's holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to the participant's account.

         A participant will not realize income as a result of receipt of certificates for whole shares of common stock credited to the participant's account, either upon the participant's request for those shares or upon withdrawal from participation in, or termination of, the plan. In addition, participants will not recognize any taxable income upon transfer into direct registration of whole common shares credited to their account under the plan.

         A participant will realize gain or loss when a participant receives a cash payment in exchange for shares of common stock or for a fraction of a share of common stock credited to the participant's account when the account is terminated by the participant, the plan is terminated or the common share, or fraction thereof, is treated as sold or exchanged. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis thereof.

         For participants who are subject to "backup" withholding, we will invest in shares of common stock an amount equal to the cash dividends less the amount of tax required to be withheld. Backup withholding generally will apply if a participant (a) fails to furnish his or her taxpayer identification number, or "TIN," which for an individual is either his or her social security number, or "SSN," or individual taxpayer identification number, or "ITIN," (b) furnishes an incorrect TIN, (c) has been notified previously by the Internal Revenue Service that he or she has failed to report properly payments of interest and dividends or (d) has failed to certify that he or she is not subject to backup withholding.

         In the case of those foreign holders of our stock whose dividends are subject to United States withholding tax, we will apply the net amount of the dividends of such foreign shareholders, after the deduction of withholding taxes, including withholding taxes owing by reason of the purchase of shares of common stock with reinvested stock dividends, to the purchase of shares of common stock. The statements confirming purchases made for foreign shareholders will indicate the amount of federal tax withheld. We may not refund withholding taxes that we withhold, but an individual participant may claim it as a credit on his or her federal income tax return.

                                USE OF PROCEEDS

         We will receive no proceeds when we use common stock purchased on the open market for the plan. When we instruct the plan administrator to use original issue common stock for the plan, we will use the proceeds for general corporate purposes.

                                DIVIDEND POLICY

         It is generally our practice to pay dividends on our common shares on the last day of February and the 30th day of May, August and November. We cannot give you any assurance as to the amount of future dividends.

         The amount and timing of dividends payable on our common stock are within the sole discretion of our board of directors. The board reviews the dividend rate quarterly to determine its appropriateness in light of our current and long-term financial position and results of operations, capital requirements, rating agency requirements, legislative and regulatory developments affecting the electric utility industry in general and Idaho Power Company in particular, competitive conditions and any other factors the board deems relevant. Our ability to pay dividends on our common stock is dependent upon dividends paid to us by our subsidiaries, primarily Idaho Power Company.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public at the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operation of the public reference room. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our website at http://www.idacorpinc.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

                     INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act of 1933. We incorporate by reference the following documents set forth below that we have previously filed with the Securities and Exchange Commission (SEC file number 1-14465):

         o Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 1, 2007 as amended by amendment no. 1 on Form 10-K/A, filed on March 1, 2007, and by amendment no. 2 on Form 10-K/A, filed on March 26, 2007

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 9, 2007

         o Current Reports on Form 8-K filed on March 20, 2007, May 1, 2007, May 18, 2007, June 4, 2007 and June 11, 2007

         o Description of our common stock contained in the registration statement on Form 8-A, dated and filed October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004 and any further amendments thereto

         o Description of our preferred share purchase rights, contained in the registration statement on Form 8-A, dated and filed on September 15, 1998, as amended by amendment no. 1 on Form 8-A/A, dated and filed on October 20, 1999, amendment no. 2 on Form 8-A/A, dated and filed on September 28, 2004, and amendment no. 3 on Form 8-A/A, dated and filed on May 21, 2007 and any further amendments thereto and

         o All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of this information at no cost, by writing to or telephoning us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                              1221 W. Idaho Street
                                 Boise, ID 83702
                             Telephone 208-388-2200

You may also access these documents at our website at http://www.idacorpinc.com.

                                  LEGAL MATTERS

         Thomas R. Saldin, Esq., our Senior Vice President and General Counsel, and LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York have given us their opinions on the validity of the common stock and the attached preferred share purchase rights being offered under the plan. LeBoeuf, Lamb, Greene & MacRae LLP has, for matters governed by the laws of Idaho, relied upon the opinion of Mr. Saldin. As of May 1, 2007, Mr. Saldin owned 17,542 shares of IDACORP common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options. Mr. Saldin is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                    EXPERTS

         The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from IDACORP's Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements and related financial statement schedules expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with professional standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in IDACORP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

================================================================================================================

You  should  rely  only  on  the  information   contained  or
incorporated  by  reference in this  prospectus.  We have not                           IDACORP, Inc.
authorized    anyone   to   provide   you   with    different
information.  We are  offering to sell shares of common stock and  seeking  offers to buy  shares of common  stock  only in jurisdictions  where  offers  and  sales are  permitted.  The information  contained  in  this  prospectus,  including  any information  incorporated  by reference,  is accurate only as of the  date of this  prospectus,  regardless  of the time of
delivery of this prospectus or any sale of the common stock.                            _____________

                        -------------


                      TABLE OF CONTENTS
                                                                                    Dividend Reinvestment
                                                      Page                         and Stock Purchase Plan
                                                      ----

Changes to the Plan....................................2
Risk Factors...........................................2
Forward-Looking Information............................6                                 _____________
About IDACORP..........................................8
Direct Registration....................................8
The Plan...............................................9
    Purpose of the Plan................................9
    Eligibility........................................9
    Advantages and Disadvantages.......................9                                 Common Stock
    Administration....................................10
    Account Forms.....................................11                               Cusip # 451107106
    Enrollment........................................12
    Dividend Reinvestment.............................13
    Optional Cash Payments............................14
    Changing Your Investment Options..................15
    Investment Period - Source
        of Shares - Purchase Price....................15
    Expenses to Participants..........................17
    Deposit of Certificates...........................17
    Share Transfers and Gifts.........................17
    Selling and Withdrawing Shares....................18                                 _____________
    Termination of Participation......................19
    Certificates for Shares - Accounts................20                                  PROSPECTUS
    Account Access....................................20                                 _____________
    Account Statements................................21
    Other Information.................................21
Federal Income Tax Consequences.......................23                                ___________, 2007
Use of Proceeds.......................................25
Dividend Policy.......................................25
Where You Can Find More Information...................25
Information Incorporated by Reference.................25
Legal Matters.........................................26
Experts...............................................26


================================================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

Exhibit           File Number        Filed On      As Exhibit
-------           -----------        --------      ----------
*2                333-48031          03/16/1998         2      Agreement and Plan of Exchange between
                  (Form S-4)                                   IDACORP, Inc. and Idaho Power Company,
                                                               dated as of February 2, 1998.

*4(a)             333-64737          11/4/1998         3.1     Articles of Incorporation of IDACORP,
                  (Amendment No. 1                             Inc.
                  to Form S-3)

*4(b)             333-64737          11/4/1998         3.2     Articles of Amendment to Articles of
                  (Amendment No. 1                             Incorporation of IDACORP, Inc., as
                  to Form S-3)                                 filed with the Secretary of State of
                                                               Idaho on March 9, 1998.

*4(c)             333-00139-99       9/22/1998        3(b)     Articles of Amendment to Articles of
                  (Post-Effective                              Incorporation of IDACORP, Inc. creating
                  Amendment No. 1                              A Series Preferred Stock, without par
                  to Form S-3)                                 value, as filed with the Secretary of
                                                               State of Idaho on September 17, 1998.

*4(d)             33-56071-99        10/1/1998        3(d)     Articles of Share Exchange of IDACORP,
                  (Post-Effective                              Inc. as filed with the Secretary of
                  Amendment No. 1                              State of Idaho on September 29, 1998.
                  to Form S-8)

*4(e)             1-14465            1/26/2005         3.1     Amended Bylaws of IDACORP, Inc. amended
                  (Form 8-K dated                              on January 20, 2005.
                  January 20, 2005)

*4(f)             1-14465            9/15/1998          4      Rights Agreement, dated as of September
                  (Form 8-K dated                              10, 1998 between IDACORP, Inc. and
                  September 15,                                Wells Fargo Bank, N.A. as successor to
                  1998)                                        The Bank of New York, as Rights Agent.

*4(g)             333-143404         5/31/2007        4(g)     First Amendment to Rights Agreement,
                  (Form S-8)                                   dated as of May 14, 2007, between
                                                               IDACORP, Inc. and Wells Fargo Bank,
                                                               N.A., as successor to The Bank of New
                                                               York, as Rights Agent.

*5(a)             333-103917         5/31/2007        5(a)     Opinion and consent of Thomas R. Saldin,
                  (Post-Effective                              Esq.
                  Amendment No. 2
                  to Form S-3)

*5(b) and 8       333-103917         5/31/2007    5(b) and 8   Opinion and consent of LeBoeuf, Lamb,
                  (Post-Effective                              Greene and MacRae LLP.
                  Amendment No. 2
                  to Form S-3)


                                      II-1

Exhibit           File Number        Filed On      As Exhibit
-------           -----------        --------      ----------

15                                                             Letter from Deloitte & Touche LLP
                                                               regarding unaudited interim financial
                                                               information.

23                                                             Consent of Deloitte & Touche LLP.

*24               333-103917         5/31/2007         24      Power of Attorney (included on the
                  (Post-Effective                              signature page hereof).
                  Amendment No. 2
                  to Form S-3)

-------------
*Previously filed and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That:

     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)  If the registrant is relying on Rule 430B:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 15th day of June, 2007.

                                      IDACORP, Inc.


                                      By /s/ J. LaMont Keen
                                         ---------------------------------------
                                         J. LaMont Keen
                                         President and
                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                  Date
---------                                     -----                                  ----


               *                              Chairman of the Board                  June 15, 2007
------------------------------------
(Jon H. Miller)


 /s/ J. LaMont Keen                           President, Chief Executive Officer     June 15, 2007
------------------------------------          and Director (Principal Executive
(J. LaMont Keen)                              Officer)


 /s/ Darrel T. Anderson                       Senior Vice President--                June 15, 2007
------------------------------------          Administrative Services and
(Darrel T. Anderson)                          Chief Financial Officer
                                              (Principal Financial Officer)
                                              (Principal Accounting Officer)


               *                              Director                               June 15, 2007
------------------------------------
(Judith A. Johansen)



                                      II-6


Signature                                     Title                                  Date
---------                                     -----                                  ----


                                              Director
------------------------------------
(Christine King)


               *                              Director                               June 15, 2007
------------------------------------
(Gary G. Michael)


               *                              Director                               June 15, 2007
------------------------------------
(Peter S. O'Neill)


               *                              Director                               June 15, 2007
------------------------------------
(Jan B. Packwood)


               *                              Director                               June 15, 2007
------------------------------------
(Richard G. Reiten)


               *                              Director                               June 15, 2007
------------------------------------
(Joan H. Smith)


               *                              Director                               June 15, 2007
------------------------------------
(Robert A. Tintsman)


               *                              Director                               June 15, 2007
------------------------------------
(Thomas J. Wilford)


*By  /s/ Darrel T. Anderson
     -------------------------------
     (Darrell T. Anderson)
     (Attorney-in-Fact)

                                  Exhibit Index
                                  -------------

Exhibit           File Number        Filed On      As Exhibit
-------           -----------        --------      ----------
*2                333-48031          03/16/1998         2      Agreement and Plan of Exchange between
                  (Form S-4)                                   IDACORP, Inc. and Idaho Power Company,
                                                               dated as of February 2, 1998.

*4(a)             333-64737          11/4/1998         3.1     Articles of Incorporation of IDACORP,
                  (Amendment No. 1                             Inc.
                  to Form S-3)

*4(b)             333-64737          11/4/1998         3.2     Articles of Amendment to Articles of
                  (Amendment No. 1                             Incorporation of IDACORP, Inc., as
                  to Form S-3)                                 filed with the Secretary of State of
                                                               Idaho on March 9, 1998.

*4(c)             333-00139-99       9/22/1998        3(b)     Articles of Amendment to Articles of
                  (Post-Effective                              Incorporation of IDACORP, Inc. creating
                  Amendment No. 1                              A Series Preferred Stock, without par
                  to Form S-3)                                 value, as filed with the Secretary of
                                                               State of Idaho on September 17, 1998.

*4(d)             33-56071-99        10/1/1998        3(d)     Articles of Share Exchange of IDACORP,
                  (Post-Effective                              Inc. as filed with the Secretary of
                  Amendment No. 1                              State of Idaho on September 29, 1998.
                  to Form S-8)

*4(e)             1-14465            1/26/2005         3.1     Amended Bylaws of IDACORP, Inc. amended
                  (Form 8-K dated                              on January 20, 2005.
                  January 20, 2005)

*4(f)             1-14465            9/15/1998          4      Rights Agreement, dated as of September
                  (Form 8-K dated                              10, 1998 between IDACORP, Inc. and
                  September 15,                                Wells Fargo Bank, N.A. as successor to
                  1998)                                        The Bank of New York, as Rights Agent.

*4(g)             333-143404         5/31/2007         4(g)    First Amendment to Rights Agreement,
                  (Form S-8)                                   dated as of May 14, 2007, between
                                                               IDACORP, Inc. and Wells Fargo Bank,
                                                               N.A., as successor to The Bank of New
                                                               York, as Rights Agent.

*5(a)             333-103917         5/31/2007         5(a)    Opinion and consent of Thomas R. Saldin,
                  (Post-Effective                              Esq.
                  Amendment No. 2
                  to Form S-3)

*5(b) and 8       333-103917         5/31/2007     5(b) and 8  Opinion and consent of LeBoeuf, Lamb,
                  (Post-Effective                              Greene and MacRae LLP.
                  Amendment No. 2
                  to Form S-3)



15                                                             Letter from Deloitte & Touche LLP
                                                               regarding unaudited interim financial
                                                               information.

23                                                             Consent of Deloitte & Touche LLP.

*24               333-103917         5/31/2007         24      Power of Attorney (included on the
                  (Post-Effective                              signature page hereof).
                  Amendment No. 2
                  to Form S-3)

-------------
*Previously filed and incorporated herein by reference.